Exhibit 10.10

[Letterhead of Ute Energy LLC]

July 10, 2010

Ute Energy, LLC

1875 Lawrence Street, Suite 200

Denver, CO 80202

Gentlemen:

Reference is made to that certain employment agreement between Ute Energy, LLC, a Delaware limited liability company (the “Company”), and Joseph N. Jaggers, an individual residing in Denver, Colorado (“Executive”), dated as of June 15, 2010 (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Agreement.

Section 4(d)(i) of the Agreement provided for the issuance by the Company to Executive of 40,000 Management Redeemable Units (such units, the “MRUs”). Executive hereby acknowledges that the MRUs were not issued to Executive and this letter shall serve as confirmation of Executive’s agreement and understanding with the Company that the MRUs would not be issued to him and that Executive hereby waives any and all rights to have the MRUs issued to him at any time in the future.

Sincerely, /s/ Joseph N. Jaggers Joseph N. Jaggers